As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

__________________________________________________

Delaware	20-4839882
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, MA 02421	02421
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan
(Full Title of the Plan)

Roger D. Tung, Ph.D.
President and Chief Executive Officer
65 Hayden Avenue, Suite 3000N
Lexington, MA 02421
(Name and Address of Agent for Service)

(781) 860-0045
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8, relating to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-195125, filed with the Securities and Exchange Commission on April 8, 2014 by the Registrant, relating to the Registrant’s Amended and Restated 2006 Stock Option and Grant Plan and 2014 Stock Incentive Plan, except for “Item 8. Exhibits.” You may request a copy of the documents incorporated by reference into this Registration Statement, free of charge, by written request to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Investor Relations.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

3.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36310	February 20, 2014	3.1

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series X1 Preferred Stock	8-K	001-36310	November 8, 2021	3.1

3.3	Amended and Restated By-laws of the Registrant	8-K	001-36310	February 20, 2014	3.2

3.4	Amendment to Amended and Restated By-laws of the Registrant	10-K	001-36310	March 6, 2017	3.3

3.5	Second Amendment to Amended and Restated By-laws of the Registrant	8-K	001-36310	December 11, 2020	3.1

4.1	Specimen certificate evidencing shares of common stock	S-1	333-193335	February 3, 2014	4.1

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant					X

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant					X

24.1	Power of Attorney (included on the signature pages of this Registration Statement)					X

99.1	2014 Stock Incentive Plan	S-1	333-193335	February 3, 2014	10.6

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on this 3rd day of March, 2022.

CONCERT PHARMACEUTICALS, INC.

By:	/s/ Roger D. Tung, Ph.D.
Roger D. Tung, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Concert Pharmaceuticals, Inc., hereby severally constitute and appoint Roger D. Tung and Marc A. Becker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Concert Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger D. Tung, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2022
Roger D. Tung, Ph.D.

/s/ Marc A. Becker	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2022
Marc A. Becker

/s/ Richard H. Aldrich	Chairman of the Board	March 3, 2022
Richard H. Aldrich

/s/ Thomas G. Auchincloss, Jr.	Director	March 3, 2022
Thomas G. Auchincloss, Jr.

/s/ Ronald W. Barrett, Ph.D.	Director	March 3, 2022
Ronald W. Barrett, Ph.D.

/s/ Jesper Høiland	Director	March 3, 2022
Jesper Høiland

/s/ Peter Barton Hutt	Director	March 3, 2022
Peter Barton Hutt

/s/ Wilfred E. Jaeger, M.D.	Director	March 3, 2022
Wilfred E. Jaeger, M.D.

/s/ Christine van Heek	Director	March 3, 2022
Christine van Heek